EXHIBIT 23(A)


                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                          INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in Registration Statements Nos. 33-49367, 33-50199, 33-51309, 333-02763, 333-27547 and 333-44991 of Public
Service Electric and Gas Company on Form S-3 of our report dated February 13, 1998 appearing in this Annual Report on Form 10-K of Public Service Electric and Gas Company for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP

Parsippany, New Jersey
February 23, 1998